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                                  EXHIBIT 99.2

                       AURORA CAPITAL UPDATES COVERAGE OF
                  BOSTON LIFE SCIENCES, INC. WITH A BUY RATING

November 22, 1999, Boston, Mass.--Boston Life Sciences, Inc. (NASDAQ: BLSI) a biotechnology company, announced that Aurora Capital, a New York-based brokerage and investment banking firm, has updated their research coverage of the Company with a buy rating.

Aurora Capital is a full service brokerage and investment banking firm dedicated to serving life sciences companies and providing valuable investment opportunities to its clients. The firm also maintains strong relationships with a number of pharmaceutical and biotechnology companies and institutional investors.

Boston Life Sciences, Inc. is developing novel treatments for cancer, autoimmune disease, and central nervous system disorders. Products awaiting FDA review, in clinical trials or in preclinical development by BLSI include: Altropane(TM), a radioimaging agent for the early diagnosis of Parkinson's Disease and Attention Deficit Hyperactivity Disorder; Troponin I as an anti-angiogenic treatment for cancer; AF-1 and Inosine for the potential treatment of stroke and spinal cord injury; Therafectin(R) for the treatment of rheumatoid arthritis; and transcription factors that may control expression of molecules associated with autoimmune disease and allergies.


For additional information, please contact:

Boston Life Sciences, Inc.
David Hillson
Chief  Executive Officer
617.425.0200

Media
Jim Weinrebe
Schwartz Communications
781.684.0770

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